UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013 (May 14, 2013)

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford Houston,

Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

ConocoPhillips held its annual stockholders meeting on May 14, 2013. A brief description of each proposal and the voting results are summarized below.

A Company proposal to elect 10 directors:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Richard L. Armitage	820,275,653	9,585,799	3,739,599	217,822,267
Richard H. Auchinleck	809,935,856	20,007,152	3,658,043	217,822,267
James E. Copeland, Jr.	818,963,817	11,087,705	3,549,529	217,822,267
Jody L. Freeman	820,851,240	7,395,112	5,354,699	217,822,267
Gay Huey Evans	815,152,084	12,536,672	5,912,295	217,822,267
Ryan M. Lance	802,959,368	23,417,928	7,223,755	217,822,267
Mohd H. Marican	816,163,303	13,887,968	3,549,780	217,822,267
Robert A. Niblock	813,718,266	16,204,501	3,678,284	217,822,267
Harald J. Norvik	815,271,784	14,713,105	3,616,162	217,822,267
William E. Wade, Jr.	809,105,812	20,887,297	3,607,942	217,822,267

A Company proposal to ratify the appointment of Ernst & Young LLP as ConocoPhillips’ independent registered public accounting firm for 2013:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Ernst & Young LLP as ConocoPhillips’ Independent Registered Public Accounting Firm	966,875,009	80,931,961	3,616,348	—

A Company proposal for stockholders to provide an advisory approval of the compensation of our Named Executive Officers:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Advisory Approval of the Compensation of our Named Executive Officers	684,995,213	140,995,853	7,609,985	217,822,267

Results of stockholder proposals submitted to a vote were:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Report on Grassroots Lobbying Expenditures	192,898,769	545,253,223	95,449,059	217,822,267
Greenhouse Gas Reduction Targets	205,227,419	492,289,335	136,084,297	217,822,267

All 10 nominated directors were elected and the appointment of the independent auditors was ratified. The compensation of the Company’s named executive officers in 2012 was approved and the two stockholder proposals presented were not approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Janet Langford Kelly
May 16, 2013	Janet Langford Kelly Senior Vice President, Legal, General Counsel and Corporate Secretary